Exhibit 99.1

Aethlon Medical Announces Third Quarter Financial Results and Provides Corporate Update

SAN DIEGO, CA, February 11, 2019 -- Aethlon Medical, Inc. (Nasdaq: AEMD), a therapeutic technology company focused on unmet needs in global health, today reported financial results for the third quarter ended December 31, 2018 and provided an update on recent developments.

Company Updates

Timothy C. Rodell, M.D., FCCP, joined the Company as Interim Chief Executive Officer and as a member of the Board of Directors in December 2018. Along with the recent additions to the Board of Directors of Sabrina Martucci-Johnson and Guy Cipriani, and the appointment of Charles Fisher, M.D. as Chairman, the Company believes it has the team in place with the depth of experience to move through the next stages of development.

The Company is continuing the development of its proprietary Hemopurifier, which is a first in class therapeutic device designed for the single use depletion of circulating viruses and cancer-promoting exosomes. The Hemopurifier had previously been designed as a Breakthrough Device by the FDA for the treatment of glycosylated viruses, including Ebola and other hemorrhagic fever viruses, and, as previously announced, during this quarter was additionally designated as a Breakthrough Device “…..for the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease….”.

While the Company continues to identify potential development pathways in viral diseases, the primary focus remains advancing the Hemopurifier for oncology indications under the Breakthrough Device designation as rapidly as possible.

In support of this development program, the Company is continuing work under an ongoing Small Business Innovation Research (SBIR) grant from the National Cancer Institute entitled “The Hemopurifier Device for Targeted Removal of Breast Cancer Exosomes from Blood Circulation”.

Third Quarter Financial Results

The Company’s net loss was approximately $2.0 million, or $(0.11) per share, for the three months ended December 31, 2018, compared to a net loss of approximately $1.2 million, or $(0.08) for the three months ended December 31, 2017.

At December 31, 2018, the Company had a cash balance of approximately $4.8 million.

Consolidated operating expenses for the three months ended December 31, 2018 were approximately $1.96 million, compared to $1.24 million for the three months ended December 31, 2017. This increase of approximately $720,000, or 58.6%, was due to increases in payroll and related expenses of approximately $498,000, professional fees of approximately $148,000, and general and administrative expenses of approximately $79,000.

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The $498,000 increase in payroll and related expenses was primarily due to the combination of a $473,000 accrual for separation payments over calendar 2019 for the Company’s former CEO and President and a $22,000 increase in stock-based compensation.

The $148,000 increase in our professional fees was primarily due to increased scientific consulting fees related to ongoing studies.

The $79,000 increase in general and administrative expenses was primarily due to a $45,000 accrual for health insurance payments over calendar 2019 for the Company’s former CEO and President.

The Company had other expense of approximately $55,000 in the three months ended December 31, 2018, compared to other expense of approximately $56,000 in the three months ended December 31, 2017.

The unaudited condensed consolidated balance sheet for December 31, 2018 and the unaudited condensed consolidated statements of operations for the three and nine months ended December 31, 2018 and 2017 follow at the end of this release.

Conference Call

Aethlon will hold a conference call today, Monday, February 11, 2019 at 4:30 p.m. eastern time to review financial results and recent corporate developments. Following management's formal remarks, there will be a question and answer session.

To listen to the call by phone, interested parties within the U.S. should call 1-844-836-8741 and international callers should call 1-412-317-5442. All callers should ask for the Aethlon Medical Inc., conference call.

A replay of the call will be available approximately one hour after the end of the call through February 18, 2019. The replay can be accessed via Aethlon Medical’s website or by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada Toll Free at 1-855-669-9658. The replay conference ID number is 10128677.

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About Aethlon Medical, Inc.

Aethlon Medical is focused on addressing unmet needs in global health. The Aethlon Hemopurifier® is a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Company believes that the Hemopurifier® depletes the presence of circulating tumor-derived exosomes that promote immune suppression, seed the spread of metastasis and inhibit the benefit of leading cancer therapies. The Hemopurifier® is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease cancer. The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies.

Additionally, Aethlon owns 80% of Exosome Sciences, Inc., which is focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression. Additional information can be found online at www.AethlonMedical.com and www.ExosomeSciences.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. Factors that may contribute to such differences include, without limitation, the Company's ability to raise additional funds and maintain its listing on the Nasdaq Capital Market, or any other national securities exchange, the risk that the Company or its subsidiary will not be able to commercialize its products, including the Hemopurifier, that the FDA will not approve the initiation or continuation of the Company's clinical programs or provide market clearance of the Company's products, the Company's ability to complete the development of the Hemopurifier and other planned products, the Company's ability to manufacture its products either internally or through outside companies, the impact of government regulations, patent protection on the Company's proprietary technology, product liability exposure, uncertainty of market acceptance, competition, technological change, and other risk factors. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2018, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:

Jim Frakes, CFO

jfrakes@aethlonmedical.com

858-459-7800 extension 3300

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AETHLON MEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

ASSETS
	December 31, 2018	March 31, 2018

CURRENT ASSETS
Cash	$4,824,901	$6,974,070
Accounts receivable	–	74,813
Prepaid expenses	35,067	181,367

TOTAL CURRENT ASSETS	4,859,968	7,230,250

Property and equipment, net	9,669	27,552
Patents, net	68,959	75,832
Deposits	12,159	18,270

TOTAL NONCURRENT ASSETS	90,787	121,654

TOTAL ASSETS	$4,950,755	$7,351,904

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	69,613	124,450
Due to related parties	69,750	90,366
Convertible notes payable, net	932,014	–
Other current liabilities	709,348	263,141

TOTAL CURRENT LIABILITIES	1,780,725	477,957

NONCURRENT LIABILITIES
Convertible notes payable, net	–	841,153
TOTAL NONCURRENT LIABILITIES	–	841,153

TOTAL LIABILITIES	1,780,725	1,319,110

COMMITMENTS AND CONTINGENCIES

EQUITY

Common stock, par value of $0.001, 30,000,000 shares authorized; 18,577,123 and 17,739,511 issued and outstanding	18,577	17,740
Additional-paid in capital	107,283,829	105,574,014
Accumulated deficit	(104,010,327)	(99,457,714)

TOTAL STOCKHOLDERS' EQUITY BEFORE NONCONTROLLING INTERESTS	3,292,079	6,134,040

Noncontrolling interests	(122,049)	(101,246)

TOTAL STOCKHOLDERS' EQUITY	3,170,030	6,032,794

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,950,755	$7,351,904

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AETHLON MEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

For the three and nine month periods ended December 31, 2018 and 2017

	Three Months	Three Months	Nine Months	Nine Months
	Ended 12/31/18	Ended 12/31/17	Ended 12/31/18	Ended 12/31/17

Government contract revenue	$–	$74,813	$149,625	$74,813

OPERATING COSTS AND EXPENSES
Professional fees	587,192	439,117	1,449,218	1,165,318
Payroll and related	1,161,531	663,245	2,426,828	1,911,553
General and administrative	215,150	136,078	681,678	557,991
	1,963,873	1,238,440	4,557,724	3,634,862

OPERATING LOSS	(1,963,873)	(1,163,627)	(4,408,099)	(3,560,049)

OTHER (INCOME) EXPENSE
Loss on debt extinguishment	–	–	–	376,909
Loss on share for warrant exchanges	–	–	–	130,214
Interest and other debt expenses	55,107	55,912	165,317	306,495
	55,107	55,912	165,317	813,618

NET LOSS	$(2,018,980)	$(1,219,539)	$(4,573,416)	$(4,373,667)

Loss attributable to noncontrolling interests	(5,940)	(4,532)	(20,803)	(12,972)

NET LOSS ATTRIBUTABLE TO AETHLON MEDICAL, INC.	$(2,013,040)	$(1,215,007)	$(4,552,613)	$(4,360,695)

Basic and diluted net loss available to common stockholders per share	$(0.11)	$(0.08)	$(0.25)	$(0.40)

Weighted average number of common shares outstanding	18,050,165	14,950,701	17,865,176	10,927,106

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